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                                                                   EXHIBIT 23(E)





                          INDEPENDENT AUDITOR'S CONSENT

We consent to the use of our report included in the joint proxy statement and prospectus of Cavalier Homes, Inc. and Belmont Homes, Inc. and to the reference to our firm under the heading "Experts" in the joint proxy statement and prospectus.

                                     /s/  KPMG Peat Marwick LLP

November 26, 1997                    KPMG Peat Marwick LLP